Exhibit 10.1
Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417
August 25, 2006
TriPath Imaging, Inc.
780 Plantation Drive,
Burlington, NC 27215

Attention:	Paul R. Sohmer, M.D. Chief Executive Officer
Ladies and Gentlemen:
     Reference is made to the letter agreement, dated August 16, 2006 (the “Original Agreement”) between Becton, Dickinson and Company (“BD”) and TriPath Imaging, Inc. (the “Company”). In light of the ongoing negotiations regarding a possible business combination transaction involving BD and the Company (the “Transaction”), BD and the Company hereby agree that the Termination Date, as defined in the Original Agreement, shall be revised and extended to 11:59 p.m. (New York City time) on September 1, 2006. The Original Agreement shall remain in full force and effect except for such revision and extension of the Termination Date.
     If the foregoing is acceptable and agreed to by you, please sign on the line provided below to signify such acceptance and agreement.
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Sincerely, Becton, Dickinson and Company
By:
Name:
Title:

Accepted and agreed as of
the date first written above:
TriPath Imaging, Inc.

By:
Name:
Title:
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